Exhibit 99.1

Contact:	Kenneth A. Kurtzman
(203) 252-5833

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

SECOND QUARTER 2012 FINANCIAL RESULTS

HAMILTON, BERMUDA, July 18, 2012 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $67.5 million and diluted earnings per common share of $1.97 for the quarter ended June 30, 2012.

The results for the quarter include net premiums earned of $145.1 million, net favorable development of $23.2 million, net investment income of $26.2 million and net realized gains on investments of $25.0 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our results reflect favorable non-catastrophe prior period development, strong investment results on a total return basis and active capital management.  Catastrophe activity did not meaningfully impact our results this quarter. Our book value per common share grew to $51.84 as of June 30, 2012, an increase of 5.8% from March 31, 2012.”

Mr. Price added, “With our strong balance sheet, low expense structure, specialized analytic capabilities, and broad market access, we are well positioned to participate in those underwriting and investment opportunities that may exist during this soft portion of the insurance pricing cycle.”

Results for the quarter ended June 30, 2012 are summarized as follows:

•	Net income was $67.5 million and diluted earnings per common share were $1.97.

•	Gross premiums written were $141.2 million.

•	Net premiums written were $141.5 million and net premiums earned were $145.1 million.

•	Combined ratio was 76.3%.

•	Net investment income was $26.2 million.

•	Net realized gains on investments were $25.0 million.

Results for the quarter ended June 30, 2012 as compared with the quarter ended June 30, 2011 are summarized as follows:

•	Net income was $67.5 million compared to a net loss of $20.4 million.

•	Gross premiums written decreased $6.9 million (or 4.7%).

•	Net premiums written increased $15.6 million (or 12.4%) and net premiums earned decreased $27.4 million (or 15.9%).

•	Combined ratio decreased 43.1 percentage points.

•	Net investment income decreased $7.8 million (or 23.0%).

•	Net realized gains on investments were $25.0 million compared to net realized losses on investments of $4.7 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2012 were $61.7 million, $72.7 million and $7.1 million, respectively, representing 43.6%, 51.4% and 5.0%, respectively, of total net premiums written. Combined ratios for these segments were 53.9%, 92.3% and 105.9%, respectively. Compared with the quarter ended June 30, 2011, net premiums written increased $7.3 million (or 13.4%), $3.4 million (or 5.0%) and $4.8 million (or 216.1%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2012 are summarized as follows:

•	Net income was $120.8 million and diluted earnings per common share were $3.46.

•	Gross premiums written were $285.3 million.

•	Net premiums written were $285.1 million and net premiums earned were $283.3 million.

•	Combined ratio was 82.1%.

•	Net investment income was $54.7 million.

•	Net realized gains on investments were $47.3 million.

Results for the six months ended June 30, 2012 as compared with the six months ended June 30, 2011 are summarized as follows:

•	Net income was $120.8 million compared to a net loss of $177.6 million.

•	Gross premiums written decreased $69.6 million (or 19.6%).

•	Net premiums written decreased $35.6 million (or 11.1%) and net premiums earned decreased $72.0 million (or 20.3%).

•	Combined ratio decreased 79.0 percentage points.

•	Net investment income decreased $11.6 million (or 17.5%).

•	Net realized gains on investments were $47.3 million compared to net realized losses on investments of $4.3 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2012 were $129.8 million, $147.1 million and $8.2 million, respectively, representing 45.5%, 51.6% and 2.9%, respectively, of total net premiums written. Combined ratios for these segments were 73.2%, 88.0% and 109.5%, respectively. Compared with the six months ended June 30, 2011, net premiums written decreased $36.4 million (or 21.9%) and $2.7 million (or 1.8%) in the Property and Marine and Casualty segments, respectively, and increased $3.5 million (or 74.1%) in the Finite Risk segment.

Total assets were $4.4 billion as of June 30, 2012, a decrease of $126.7 million (or 2.8%) from December 31, 2011. Investments and cash and cash equivalents were $4.1 billion as of June 30, 2012, a decrease of $112.4 million (or 2.7%) from December 31, 2011.

Shareholders’ equity was $1.7 billion as of June 30, 2012, an increase of $31.0 million (or 1.8%) from December 31, 2011.  Book value per common share was $51.84 as of June 30, 2012 based on 33.2 million common shares outstanding, an increase of $4.25 (or 8.9%) from $47.59 as of December 31, 2011 based on 35.5 million common shares outstanding. During the quarter ended June 30, 2012, the Company repurchased an aggregate of 1,655,775 common shares for $60.4 million at a weighted average cost, including commissions, of $36.51 per share.  During the six months ended June 30, 2012, the Company repurchased 2,464,471 common shares for approximately $89.9 million at a weighted average cost, including commissions, of $36.49 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, July 19, 2012 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-215-6899 (US callers) or 913-981-5575 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 1402479.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, July 19, 2012 until 11:00 a.m. Eastern time on Thursday, July 26, 2012.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 1402479. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2011.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2012 and December 31, 2011
($ and amounts in thousands, except per share data)

	(unaudited)
	June 30,	December 31,
	2012	2011
Assets
Investments:
Fixed maturity securities	$2,423,834	$2,788,700
Short-term investments	167,778	588,834
Cash and cash equivalents	1,465,983	792,510
Accrued investment income	24,541	29,440
Reinsurance premiums receivable	145,132	159,387
Reinsurance balances (prepaid and recoverable)	4,538	14,662
Funds held by ceding companies	111,408	94,546
Deferred acquisition costs	27,620	28,779
Other assets	54,103	54,753
Total assets	$4,424,937	$4,551,611

Liabilities
Unpaid losses and loss adjustment expenses	$2,229,603	$2,389,614
Unearned premiums	114,759	121,164
Debt obligations	250,000	250,000
Commissions payable	64,304	62,773
Other liabilities	44,444	37,201
Total liabilities	$2,703,110	$2,860,752

Shareholders' Equity
Common shares	$332	$355
Additional paid-in capital	227,482	313,730
Accumulated other comprehensive income	148,562	146,635
Retained earnings	1,345,451	1,230,139
Total shareholders' equity	$1,721,827	$1,690,859

Total liabilities and shareholders' equity	$4,424,937	$4,551,611

Book value per common share (1)	$51.84	$47.59

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 33,212 and 35,526 at June 30, 2012 and December 31, 2011, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Six Months Ended June 30, 2012 and 2011
($ and amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenue
Net premiums earned	$145,075	$172,436	$283,287	$355,317
Net investment income	26,155	33,965	54,707	66,343
Net realized gains (losses) on investments	24,978	(4,689)	47,317	(4,282)
Net impairment losses on investments	(1,113)	(1,666)	(2,183)	(3,173)
Other income (expense)	(191)	(60)	(670)	1,036
Total revenue	194,904	199,986	382,458	415,241

Expenses
Net losses and loss adjustment expenses	67,117	159,357	146,313	478,952
Net acquisition expenses	30,200	34,115	60,857	68,065
Net changes in fair value of derivatives	-	4,474	-	748
Operating expenses	19,696	17,105	36,679	34,256
Net foreign currency exchange losses (gains)	(310)	614	222	803
Interest expense	4,774	4,767	9,546	9,533
Total expenses	121,477	220,432	253,617	592,357

Income (loss) before income taxes	73,427	(20,446)	128,841	(177,116)
Income tax expense (benefit)	5,895	(45)	8,022	477
Net income (loss)	$67,532	$(20,401)	$120,819	$(177,593)

Basic
Weighted average common shares outstanding	33,914	37,113	34,602	37,155
Basic earnings (loss) per common share	$1.98	$(0.55)	$3.48	$(4.75)

Diluted
Adjusted weighted average common shares outstanding	34,104	37,399	34,805	37,692
Diluted earnings (loss) per common share (1)	$1.97	$(0.55)	$3.46	$(4.75)

Comprehensive income (loss)
Net income (loss)	$67,532	$(20,401)	$120,819	$(177,593)
Other comprehensive income, net of deferred taxes	8,104	52,518	1,927	64,522
Comprehensive income (loss)	$75,636	$32,117	$122,746	$(113,071)

(1)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended June 30, 2012 and 2011
($ in thousands)

	Three Months Ended June 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$61,695	$72,678	$7,086	$141,459

Net premiums earned	62,838	75,746	6,491	145,075
Net losses and loss adjustment expenses	17,653	45,851	3,613	67,117
Net acquisition expenses	8,721	18,487	2,992	30,200
Other underwriting expenses	7,454	5,625	267	13,346
Segment underwriting income (loss)*	$29,010	$5,783	$(381)	34,412

Net investment income				26,155
Net realized gains (losses) on investments				24,978
Net impairment losses on investments				(1,113)
Other income (expense)				(191)
Net changes in fair value of derivatives				-
Corporate expenses not allocated to segments				(6,350)
Net foreign currency exchange (losses) gains				310
Interest expense				(4,774)
Income (loss) before income taxes				$73,427

Underwriting ratios:*
Net loss and loss adjustment expense	28.1%	60.5%	55.7%	46.3%
Net acquisition expense	13.9%	24.4%	46.1%	20.8%
Other underwriting expense	11.9%	7.4%	4.1%	9.2%
Combined	53.9%	92.3%	105.9%	76.3%

	Three Months Ended June 30, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$54,411	$69,234	$2,242	$125,887

Net premiums earned	91,852	77,104	3,480	172,436
Net losses and loss adjustment expenses	116,543	43,868	(1,054)	159,357
Net acquisition expenses	12,009	18,144	3,962	34,115
Other underwriting expenses	7,274	4,829	264	12,367
Segment underwriting income (loss)*	$(43,974)	$10,263	$308	(33,403)

Net investment income				33,965
Net realized gains (losses) on investments				(4,689)
Net impairment losses on investments				(1,666)
Other income (expense)				(60)
Net changes in fair value of derivatives				(4,474)
Corporate expenses not allocated to segments				(4,738)
Net foreign currency exchange (losses) gains				(614)
Interest expense				(4,767)
Income (loss) before income taxes				$(20,446)

Underwriting ratios:*
Net loss and loss adjustment expense	126.9%	56.9%	(30.3%)	92.4%
Net acquisition expense	13.1%	23.5%	113.9%	19.8%
Other underwriting expense	7.9%	6.3%	7.6%	7.2%
Combined	147.9%	86.7%	91.2%	119.4%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Six Months Ended June 30, 2012 and 2011
($ in thousands)

	Six Months Ended June 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$129,848	$147,078	$8,194	$285,120

Net premiums earned	124,166	151,512	7,609	283,287
Net losses and loss adjustment expenses	58,590	86,887	836	146,313
Net acquisition expenses	17,956	35,862	7,039	60,857
Other underwriting expenses	14,289	10,661	458	25,408
Segment underwriting income (loss)*	$33,331	$18,102	$(724)	50,709

Net investment income				54,707
Net realized gains (losses) on investments				47,317
Net impairment losses on investments				(2,183)
Other income (expense)				(670)
Net changes in fair value of derivatives				-
Corporate expenses not allocated to segments				(11,271)
Net foreign currency exchange (losses) gains				(222)
Interest expense				(9,546)
Income (loss) before income taxes				$128,841

Underwriting ratios:*
Net loss and loss adjustment expense	47.2%	57.3%	11.0%	51.6%
Net acquisition expense	14.5%	23.7%	92.5%	21.5%
Other underwriting expense	11.5%	7.0%	6.0%	9.0%
Combined	73.2%	88.0%	109.5%	82.1%

	Six Months Ended June 30, 2011
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$166,213	$149,753	$4,706	$320,672

Net premiums earned	189,757	157,928	7,632	355,317
Net losses and loss adjustment expenses	394,873	83,487	592	478,952
Net acquisition expenses	25,635	36,707	5,723	68,065
Other underwriting expenses	14,595	10,161	499	25,255
Segment underwriting income (loss)*	$(245,346)	$27,573	$818	(216,955)

Net investment income				66,343
Net realized gains (losses) on investments				(4,282)
Net impairment losses on investments				(3,173)
Other income (expense)				1,036
Net changes in fair value of derivatives				(748)
Corporate expenses not allocated to segments				(9,001)
Net foreign currency exchange (losses) gains				(803)
Interest expense				(9,533)
Income (loss) before income taxes				$(177,116)

Underwriting ratios:*
Net loss and loss adjustment expense	208.1%	52.9%	7.8%	134.8%
Net acquisition expense	13.5%	23.2%	75.0%	19.2%
Other underwriting expense	7.7%	6.4%	6.5%	7.1%
Combined	229.3%	82.5%	89.3%	161.1%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.